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Exhibit 6.5   Form of Incentive Stock Option Agreement


                           ALLIANCE HEALTHCARD, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


     THIS ALLIANCE HEALTHCARD, INC. INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made as of the ___day of ________, ____, (the "Grant Date"),
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between ALLIANCE HEALTHCARD, INC., a Georgia corporation (the "Company"), and
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______________ (the "Optionee").
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                                   RECITALS:
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     The Company has adopted the Alliance Healthcard, Inc. 2000 Stock Option
Plan (the "Plan").  The Plan provides that the Company may grant to certain key
           ----
employees of the Company and its Related Corporations options to acquire shares of the common stock of the Company. The Company has determined to grant an option to the Optionee to acquire shares of common stock, all in accordance with the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

                1. Grant of Option. The Company hereby grants to Optionee and
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        Optionee hereby accepts the right, privilege and option ("Option"),
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        subject to the provisions of this Agreement and the Plan, to purchase
        ____ shares of Stock (the "Option Shares") at the price of $____,
                                   -------------
        ("Option Price") per share of Stock.
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                2. The Plan. The Plan, as amended from time to time in
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        accordance with its terms, is hereby incorporated herein by this reference and made a part hereof. To the extent that anything herein is inconsistent with the Plan, the terms of the Plan shall control. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Plan. The Optionee acknowledges that he has been given a copy of the Plan.

                3. Incentive Stock Option. The Option shall be treated as an
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        Incentive Stock Option; provided however, that if the aggregate Fair
        Market Value of Stock with respect to which the Option becomes exercisable for the first time during any calendar year exceeds $100,000, the portion of such Option which exceeds such limitation shall be treated as a Nonqualified Option in accordance with Section 5(c) of the Plan.

                4. Exercisability and Termination of the Option.
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             (a)  General Vesting Periods.  Subject to the other terms and
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provisions of this Agreement and the Plan, the Option shall vest and be exercisable in accordance with the following:

                                                         NUMBER OF OPTIONS
                   DATE                                  -----------------
                EXERCISABLE                                 EXERCISABLE
                                                            -----------

                                       1
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For the purposes of this Agreement, the "Termination Date" shall be the date
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which is ten (10) years after the Grant Date.

             (b) Continuous Employment with the Company or Related Corporation
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Required. Except as provided otherwise in Section 4(c) or (d) hereof, and
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notwithstanding anything to the contrary in Section 4(a) hereof, the Option may not be exercised unless the Optionee, at the time he exercises the Option, is then an employee of the Company or a Related Corporation.

             (c) Termination of Option Upon Termination of Employment Other
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Than Due to Death or Disability.  If the Optionee during his life ceases to be
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employed by the Company or any Related Corporation for any reason, then, except as otherwise provided in Section 4(d) and 4(e) hereof, the Option shall thereafter be exercisable until the earlier of (i) the date which is three (3) months after the date of such termination of employment, or (ii) the Termination Date, whereupon the Option shall cease to be exercisable and shall terminate. The Company shall determine in its sole and absolute discretion the date of the Optionee's termination of employment for these purposes.

             (d) Termination of Employment Due to Death or Disability.  If the
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Optionee's employment with the Company and any Related Corporation is terminated due to the Optionee's Total Disability, or if the Optionee dies while an employee of the Company or a Related Corporation, then in either event, the Option shall thereafter be exercisable until the earlier of (i) the date which is one (1) year after the date of such termination of employment, or (ii) the Termination Date, whereupon the Option shall cease to be exercisable and shall terminate. For these purposes, (i) "Total Disability" shall mean the inability
                                     ----------------
of the Optionee to engage in any gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and (ii) the Company shall determine in its sole and absolute discretion (A) the date of the Optionee's termination of employment due to Total Disability, and (B) whether such termination of employment was due to Total Disability.

             (e)  Termination of Employment Due to Cause.  If the Optionee's
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employment with the Company and any Related Corporation is terminated due to cause, the options shall cease to be exercisable and shall terminate immediately.

             (f)  Accelerated Vesting Schedule.  The Optionee's options will
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immediately vest at 100% if there is a change in control of the Company as a result of an acquisition or merger.

        5.  Procedures Regarding Exercise of Option and Issuance of Plan Stock.
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                (a)  Method of Exercise.  The procedure to be followed upon
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        the exercise of the Option, and the conditions to the issuance of a certificate evidencing shares of Plan Stock acquired by exercise of the Option, are set forth in Section 9 of the Plan and in this Section 5.

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                (b)  Payment of  Purchase Price.  The purchase price for shares
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        of Option Shares acquired pursuant to the exercise of the Option shall be paid in cash or by check in United States currency.

                (c)  Restrictions on Transfer of Plan Stock; Legends Upon
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        Certificate. Restrictions applicable to the transfer of Plan Stock are
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        set forth in Section 10 of the Plan. Certificates evidencing shares of
        Plan Stock shall bear such legends as the Committee may determine appropriate in accordance with the terms of the Plan.

                (d)  Notification of Disqualifying Disposition.  The Optionee
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        shall notify the Company in writing immediately after he makes a
        Disqualifying Disposition of any Plan Stock acquired by exercise of the Option. For these purposes, a "Disqualifying Disposition" is any
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        disposition of any Plan Stock within two (2) years after the Grant Date and one (1) year after the date of exercise of the Option.

                (e)  Withholding Taxes.  The Company's obligation to issue any
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        shares of Plan Stock following the exercise of the Option shall in all events be contingent upon the Optionee making such arrangements which the Company shall determine to be reasonably satisfactory to permit the Company and/or any Related Corporation to satisfy any income and employment tax withholding obligations associated with the exercise of the Option. Such arrangements may include, but need not necessarily be limited to, deposit by the Optionee with the Company of amounts sufficient to satisfy the amount of such withholding obligations, and increased withholding from cash compensation otherwise payable to the Optionee by the Company or a Related Corporation.

        6.   Reclassification, Consolidation, or Merger.  The number of Option
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Shares which may be acquired pursuant to exercise of the Option and the exercise price thereof shall be subject to adjustment upon the occurrence of certain specified events in accordance with Section 12 of the Plan.

        7.   Rights Prior to Exercise of Option.  The Option is not
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transferable by Optionee, except in the event of the Optionee's death as provided herein, and during Optionee's lifetime shall be exercisable only by Optionee. The Option shall confer no rights of the Optionee to act as a shareholder with respect to any of the Option Shares until payment of the option price and delivery of a share certificate has been made.

        8.   Additional Information.  Until the earlier of exercise or
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expiration of the Option in accordance with the terms hereof and of the Plan
("Option Term"), the Company covenants and agrees to provide the Optionee copies
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of all financial statements, press releases, notices, proxy statements, and other material documents sent by the Company to its stockholders, and to provide any other financial or other material non-confidential information regarding the Company as the Optionee shall reasonably request.

        9.   Optionee's Representations and Warranties.  By execution of this
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Agreement, Optionee represents and warrants to the Company as follows:

             (a) Optionee is accepting this Option solely for Optionee's own account for investment and not with a view to or for sale or distribution of the Option or the Option shares and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Option or the Option Shares. The entire legal and beneficial interest of the Option herein accepted is for and will be held for the account of the Optionee only and neither in whole nor part for any other person.

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             (b) Optionee resides in the State of ________ and the Optionee's mailing address is as follows:

               _______________________________
               _______________________________
               _______________________________

             (c) Optionee is an employee of the Company or of a Related Corporation and is familiar with the Company and its plans, operations and financial condition. Prior to the acceptance of this Option, Optionee has received and reviewed the documents described in Exhibit "A" attached hereto and
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all other information as Optionee deems necessary and appropriate to enable an evaluation of the advisability of entering into this Agreement.

             (d) Optionee acknowledges that the Option and Option shares are to be granted or issued and sold to Optionee without registration in reliance upon certain exemptions under the Federal Securities Act of 1933, as amended, and in reliance upon certain exemptions from registration requirements under applicable state securities laws.

             (e) Optionee will make no transfer or assignment of any of the Option Shares except in compliance with the Federal Securities Act of 1933, as amended, or any other applicable securities laws. Optionee consents and agrees that a legend to such effect may be affixed to the certificate or certificates representing the Option Shares issued to Optionee.

             (f) Optionee is aware that no federal or state agency has made the recommendation or endorsement of the Option Shares or any finding or determination as to the fairness of the investment in such Option Shares.

             (g) Optionee has full legal power and authority to execute and deliver and to perform Optionee's obligations under this Agreement, and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which Optionee is bound.

             (h) Optionee acknowledges and understands that this Agreement is designed to comply with Section 422 of the Internal Revenue Code of 1986, as amended, and thereby to provide Optionee with certain federal income tax advantages. Optionee further understands that the Company makes no warranties or representations regarding the impact the Option or the exercise of the Option will have on Optionee's federal or particular state income tax liabilities.

The Company may require that the Optionee provide it with a certificate at the time of exercise of this Option confirming that the representations and warranties set forth in this Section 9 are true and correct as of the date of exercise or with such other documents or instruments as may be necessary or desirable in order to establish that the issuance is exempt from registration under or to comply with the requirements of all federal and applicable state securities laws.

        10.  Binding Effect.  This Agreement shall inure to the benefit of and
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be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Notwithstanding anything to the contrary herein, no pledge, hypothecation, sale, transfer, assignment or other disposition of any Stock or any interest therein shall be valid unless the terms of this Agreement have been complied with.

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        11.  No Right to Continued Employment.  Neither the grant of the
             --------------------------------
Option nor this Agreement entitles the Optionee to continue in the employ of the Company or any Related Corporation. Neither shall the grant of the Option nor the Agreement restrict or limit the right and ability of the Company and any Related Corporation to terminate such employment.

        12.  Further Assurances.  The parties to this Agreement agree to execute
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and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of this Agreement.

        13.  Miscellaneous.  This Agreement shall be governed by and construed
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under the laws of the State of Georgia.  If any term or provision hereof shall be held invalid or unenforceable, the remaining terms and provisions hereof shall continue in full force and effect. Any modification to this Agreement shall not be effective unless the same shall be in writing and such writing shall be signed by the parties hereto. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and terminates all prior understandings, agreements, or arrangements between the parties, both oral and written, with respect thereto. The terms of this Agreement shall survive the exercise of the Option by Optionee and shall attach to the Option Shares thereafter.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        COMPANY:

                                        ALLIANCE HEALTHCARD, INC.



                                        By: ____________________________
                                        Name: __________________________
                                        Title:__________________________


                                        OPTIONEE:

                                        ________________________________
                                        Name:

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                                   EXHIBIT A
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                  Information Package to Stock Option Optionee
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1.   Alliance HealthCard, Inc. 2000 Stock Option Plan



NOTE: Prior to exercising the Option, Optionee shall notify the Company that he is considering exercising the Option, and the Company shall provide the Optionee with copies of information regarding the Company useful for evaluating the investment in the Option Shares. In addition, the Company agrees to provide such other non-confidential information regarding the Company as the Optionee shall reasonably request.

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